Exhibit 10.1
FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of February 5, 2018, by and among MEDITE Cancer Diagnostics, Inc., a Delaware corporation (“Borrower”), and GPB Debt Holdings II LLC, a Delaware limited liability company (“Lender”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Documents (as hereinafter defined).

RECITALS

A. Borrower and Lender are parties to that 13.25% Senior Secured Convertible Note in the original principal amount (“Principal”) of $5,356,400 (the “Note”).

B. Borrower and Lender are parties to that certain Security Agreement, dated as of September 26, 2017 (the “Security Agreement”), to secure the prompt payment, performance and discharge in full of all of Borrower’s obligations under the Note.

C. Borrower and Lender are party to that certain Guarantee Agreement, dated September 26, 2017 (the “Guarantee Agreement”) whereby Medite Enterprises Inc., Medite GMBH, Medite Lab Solutions, Inc. and Cytoglobe GMBH guaranteed all of Borrower’s obligations arising under, among other things, the Note.

D. Borrower has notified Lender that Borrower shall, until July 1, 2018, be unable to (i) register shares of the Company’s common stock pursuant to Section 4.9 of the Securities Purchase Agreement dated September 26, 2017 (the “SPA”), nor (ii) maintain an interest reserve in the minimum amount required under Section 4.14 of the SPA. Borrower further notified Lender that until April 1, 2018, Borrower has failed to, and is unable to make monthly interest payments as required under Section 4.21 of the SPA and due and owing on the Note for the months of January 2018, February 2018, and March 2018. Such failures each constitute an Event of Default (the “Specified Defaults”) pursuant to Section 8 of the Note. [Are these requirements under the SPA, or under the Note and Security Agreement?]

E. As a result of the Specified Defaults, the indebtedness evidenced by the Transaction Documents is due and payable immediately, and Lender has the right, pursuant to the terms of the Transaction Documents and applicable law, to collect the indebtedness due to Lender under the Transaction Documents and, pursuant to Section 4.5 of the Security Agreement, to exercise any and all legal rights and remedies available to Lender, having reserved all rights it has at law, in equity, by agreement or otherwise.

F. Borrower has requested that during the Forbearance Period (as hereinafter defined), Lender forbear from exercising its rights and remedies against Borrower with respect to the Specified Defaults, notwithstanding the existence of the Specified Defaults, in order to allow Borrower to complete an additional round of founding.

G. Subject to the terms and conditions set forth herein, and without prejudice to anything contained in Section 2(b) herein, Lender has agreed to forbear from exercising any default-related rights and remedies against Borrower for a limited period of time in accordance with this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Recitals.

The Recitals, which are true and correct, are incorporated herein by reference.

SECTION 2. Confirmation by Borrower of Principal and Specified Defaults.

(a)   Borrower acknowledges and agrees that as of the close of business on February 2, 2018, the aggregate Principal balance of the outstanding amount under the Note was not less than $5,356,400. The foregoing amount does not include interest, fees, expenses and other amounts which are chargeable or otherwise reimbursable under the Transaction Documents (together with the Principal, the “Obligations”).

(b)   Borrower acknowledges and agrees that (i) the Transaction Documents constitute the legal, valid and binding obligations of Borrower, enforceable by Lender in accordance with their respective terms, and the security interests granted by Borrower in its assets are the legal, valid and binding obligations of Borrower; (ii) the Specified Defaults constitute an Event of Default and that there are no disputes as to the occurrence and continued existence of the Specified Defaults; (iii) the Specified Defaults are not curable; (iv) Lender has the right to payment of the Obligations, to immediately enforce its right to payment of the Obligations, to immediately enforce its security interests in the collateral securing the Note, and to exercise all other rights, powers and remedies provided to Lender under the Transaction Documents; (v) Lender is entitled to be paid and/or reimbursed for all legal fees and expenses in connection with enforcement of its rights under the Transaction Documents; (vi) pursuant to the terms of Section 2a of the Note, Lender has the right to accrue Cash Interest on the Obligations at the default rate of 18.25%; and (vii) Borrower has no defenses, offsets and/or counterclaims against Lender and/or its agents in connection with the Note or against the enforcement of the Note, and Borrower shall not dispute or contest (or cause anyone else to dispute or contest) the validity or enforceability of the Note or the priority, enforceability or extent of Lender’s security interest in, and lien on, the collateral securing the Note, in any judicial, administrative or other proceeding, either during or following the termination or expiration of the Forbearance Period set forth herein.

SECTION 3. Forbearance; Forbearance Default Rights and Remedies.

(a)   Effective as of the date hereof, Lender agrees that until the expiration or termination of the Forbearance Period (as hereinafter defined), it will temporarily forbear from exercising any Default-related rights and remedies against Borrower, in each case solely with respect to the Specified Defaults; provided, however, that:

(i) except as otherwise expressly provided herein, the Specified Defaults shall each continue to constitute an actionable Event of Default for the purpose of triggering all limitations, restrictions or prohibitions on certain actions that may be taken or omitted or otherwise acquiesced to by or on behalf of Borrower pursuant to the Transaction Documents, including, without limitation, any limitations, restrictions or prohibitions with respect to any distribution, advance or other payment directly or indirectly from or for the benefit of Borrower to any direct or indirect owner of an equity interest in Borrower; and any actions or inactions taken or omitted or otherwise acquiesced to by or on behalf of Borrower in violation of such provisions, in each case while any Default or Event of Default (including the Specified Defaults) exists, will constitute additional Events of Default under the Transaction Documents, as well as a Forbearance Default (as hereinafter defined) under this Agreement; and

(ii) default and/or other notices and correspondence to Borrower may be delivered in accordance with the terms of this Agreement.

(b)   As used herein, the term “Forbearance Period” shall mean the period beginning on the date hereof and ending on the earliest to occur of: (i) 11:59 PM (New York Time) on July 1, 2018, with respect to the exercise of registration rights by Borrower pursuant to Section 4.9 of the SPA, (ii) 11:59 PM (New York Time) on July 1, 2108, or upon the completion of a two million dollar ($2,000,000) equity funding by Borrower, whichever is earlier, with respect to the maintenance of the required interest reserve account pursuant to the Transaction Documents, and (ii) with respect to the repayment of deferred monthly interest payments pursuant to the Transaction Documents, the Forbearance Period shall terminate on April 1, 2018, except that Borrower shall be required to make such payments of deferred interest (including interest accruing at the revised default rate of 15.75% for the Cash Interest specified in clause (e) below) during the last three (3) months of 2018, in addition to the interest payments owed and due to Lender for such months, so as to be current on all monthly interest payments by December 31, 2018, (iv) the date on which Lender delivers to Borrower a written notice terminating the Forbearance Period, which notice may be delivered at any time upon or after the occurrence of any Forbearance Default (as hereinafter defined), and (v) the date Borrower repudiates or asserts any defense to any Obligation or other liability under or in respect of this Agreement or the Transaction Documents or applicable law, or makes or pursues any claim or cause of action against Lender; (the occurrence of any of the foregoing clauses (i) and (v), a “Termination Event”). As used herein, the term “Forbearance Default” shall mean: (A) the occurrence of any Default or Event of Default other than the Specified Defaults; (B) the failure of Borrower to timely comply with any material term, condition, or covenant set forth in this Agreement; (C) the failure of any representation or warranty made by Borrower under or in connection with this Agreement to be true and complete in all material respects as of the date when made; or (D) Lender’s reasonable belief that Borrower: (1) has ceased or is not actively pursuing mutually acceptable restructuring or foreclosure alternatives with Lender; or (2) is not negotiating such alternatives in good faith. Any Forbearance Default will not be effective until one (1) Business Day after receipt by Borrower of written notice from Lender of such Forbearance Default. Any effective Forbearance Default shall constitute an immediate Event of Default under the Transaction Documents. In addition, Borrower agrees that no Board of Director or management changes shall be made without the prior written consent of Lender for a period of twelve (12) months from the effective date of this Agreement.

(c)   Upon the occurrence of a Termination Event, the agreement of Lender hereunder to forbear from exercising any default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which Borrower waives (other than the notice expressly provided in Section 1(b). Borrower agrees that Lender may at any time thereafter proceed to exercise any and all of its rights and remedies under any or all of the Transaction Document and/or applicable law, including, without limitation, its rights and remedies with respect to any of the Specified Defaults that are continuing at such time. Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, without the requirement of any demand, presentment, protest, or notice of any kind, other than the notice expressly provided in Section 1(b), (i) Lender may commence any legal or other action to collect any or all of the Obligations from Borrower and/or any Collateral, and (ii) Lender may take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Transaction Documents and/or applicable law, all of which rights and remedies are fully reserved by Lender, in accordance with the terms and conditions of the Transaction Documents, and applicable law.

(d)   Any agreement to extend the Forbearance Period, if any, must be set forth in writing and signed by a duly authorized signatory of Lender, and Borrower acknowledges that Lender has not made any assurances concerning any possibility of an extension of the Forbearance Period.
(e)   Lender and Borrower agree that solely for the January 2018, February 2018, and March 2018 interest payments, the Cash Interest default rate shall be reduced to 15.75% and such default interest shall be paid as specified in clause (b) above.

SECTION 4. General Cooperation from Borrower.

Borrower shall, and shall use commercially reasonable efforts to cause its Chief Financial Officer and consultants to cooperate fully with Lender in furnishing information as and when reasonably requested by Lender regarding the Collateral or Borrower’s financial affairs, finances, financial condition, business and operations. Borrower authorizes Lender to meet and/or have discussions with Borrower’s Chief Financial Officer and other employees and consultants from time to time.

SECTION 5. General Release; Covenant Not to Sue.

(a)   In consideration of, among other things, Lender’s execution and delivery of this Agreement, Borrower, on behalf and itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, and agents, hereby forever, fully, unconditionally and irrevocably waives and releases Lender and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, and agents (collectively, the “Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from, or related to any act or omission by any Lender or any other Releasee with respect to the Transaction Documents and any Collateral (other than any Lender’s or any Releasee’s willful acts or omissions), on or before the date of this Agreement (collectively, the “Claims”).

(b)   In connection with such releases, Borrower acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts presently unknown or unsuspected in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Claims being released pursuant to Section 5(a) hereof. Nevertheless, it is the intention of Borrower in executing this Agreement to fully, finally, and forever settle and release all matters and all claims relating thereto, which exist, hereafter may exist or might have existed (whether or not previously or currently asserted in any action) constituting Claims released pursuant to Section 5(a) hereof.

(c)   In entering into this Agreement, Borrower consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.

(d)   Borrower hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to Section 5(a) hereof. If Borrower violates the foregoing covenant, Borrower agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable attorneys’ fees and reasonable out-of-pocket expenses incurred by any Releasee as a result of such violation.

(e)   The provisions of this Section shall survive the termination of this Agreement, the Transaction Documents, and payment in full of the Obligations.

SECTION 6. Representations, Warranties and Covenants of Borrowers and Other Borrower.

Borrower represents, warrants and covenants that:

(a)   The individual executing this Agreement on behalf of Borrower is authorized to so act and the execution, delivery and performance by Borrower of this Agreement has been duly authorized, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of such Borrower enforceable against it in accordance with their respective terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b)   Except with respect to the Specified Defaults, each of the representations and warranties contained in the Transaction Documents is true and correct in all material respects (or, to the extent such representations are already qualified by materiality in the applicable Transaction Document, in all respects) on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, to the extent such representations are already qualified by materiality in the applicable Transaction Document, in all respects) as of such earlier date;

(c)   Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower’s formation documents, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound;

(e)   Before execution and delivery of this Agreement, Lender had no obligation to negotiate with any of Borrower or any other person or entity concerning anything contained herein. Borrower agrees that Lender’s execution of this Agreement does not create any such obligation; and

(f)   Borrower has made its own decisions regarding all of its operations and its incurrence and payment of all third party debt and all other payments.

SECTION 7. Ratification of Liability.

(a)   Borrower, as debtor, grantor, pledgor, guarantor, assignor, or in other similar capacities in which Borrower grant liens or security interests in its properties or otherwise act as an accommodation party or guarantor, as the case may be, under the Transaction Documents, hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Transaction Documents to which it is a party, and hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to such Transaction Documents to which it is a party as security for the Obligations under or with respect to the Transaction Documents, and confirms and agrees that such liens and security interests, all of which are valid, properly perfected and have the priority required by the Transaction Documents, hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement or the Transaction Documents. Borrower further agrees and reaffirms that the Transaction Documents to which it is a party apply to all Obligations owing under the Note (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement the Transaction Document). Borrower (i) further acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same, and (iii) agrees and acknowledges that each of the Transaction Documents remains in full force and effect and is hereby ratified and confirmed. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of Lender, nor constitute an amendment or waiver of any provision of any of the Transaction Documents nor constitute a novation of any of the Obligations under the Transaction Documents.

(b)   In furtherance of this Section 7, simultaneously with Borrower’s execution and delivery of this Agreement, Borrower shall execute and deliver a Confession of Judgment with regard to the Obligations in form and substance reasonably acceptable to Lender. Lender shall not file the Confession of Judgment with any court unless there has been a Termination Event.

SECTION 8. Reference to and Effect Upon the Transaction Documents.

(a)   Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Transaction Documents, and all rights of Lender and all of the Obligations, shall remain in full force and effect.

(b)   Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) create any obligation to defer any enforcement action after the occurrence and continuance of any Default or Event of Default (including, without limitation, any Forbearance Default), (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Transaction Documents, (iii) amend, modify or operate as a waiver of any provision of the Transaction Documents or any right, power or remedy of Lender, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, Lender reserves all of its respective rights, powers, and remedies under the Agreement, the Transaction Documents and applicable law.

(c)   From and after the Forbearance Effective Date, the term “Transaction Documents” in the Transaction Documents shall include, without limitation, this Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d)   This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Transaction Documents or any obligations arising thereunder.

SECTION 9. Construction.

This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Agreement nor any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

SECTION 10. Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic transmission shall be treated in all respects as having the same effect as an original signature.

SECTION 11. Governing Law.

The law of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.

SECTION 12. Severability.

The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

SECTION 13. Further Assurances.

Borrower agrees to take all further actions and execute all further documents as Lender may from time to time reasonably request that are necessary to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

SECTION 14. Section Headings.

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 15. Notices.

All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Transaction Documents.

SECTION 16. Assignments; No Third Party Beneficiaries.

This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, that Borrower shall not be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Agreement without the prior written consent of Lender in its sole discretion. No Person other than the parties hereto and the Releasees shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 6 hereof) are hereby expressly disclaimed.

SECTION 17. Final Agreement.

This Agreement, the Transaction Documents, and the other written agreements, instruments, and documents entered into in connection therewith set forth in full the terms of agreement between the parties hereto and thereto and are intended as the full, complete, and exclusive contracts governing the relationship between such parties, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Lender’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances. There are no oral agreements among the parties thereto or hereto.

SECTION 20.  Miscellaneous.

(a)   Each of the parties hereto agrees that the transactions contemplated hereby constitute a contemporaneous exchange for new value.

(b)   The parties hereto recognize that Borrower have not fully complied with the terms of the Transaction Documents as of the date hereof. No course of dealing between Lender, on one hand, and Borrower, on the other hand, is established by virtue of Borrower’s non-compliance therewith. Borrower understands that Lender’s failure to insist on strict performance as of such date shall not be interposed as a defense to Lender’s exercise of its legal rights, nor shall it constitute a waiver of any thereof.

(c)   Borrower acknowledges that TIME IS OF THE ESSENCE with respect to the time for performance of the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:

MEDITE CANCER DIAGNOSTICS, INC., as
 Borrower

By: /s/Stephen Von Rum
Name: Stephen Von Rump
Title: Chief Executive Officer

LENDER:

GPB DEBT HOLDINGS II LLC, as Lender

By: /s/Evan Myrianthopoulos
Name: Evan Myrianthopoulos
Title: Managing Partner